Guardant Health Reports First Quarter 2024 Financial Results and Increases 2024 Revenue Guidance
Revenue growth of 31% driven by strong clinical and biopharma volume and Guardant360 ASP tailwinds
PALO ALTO, Calif. May 9, 2024 – Guardant Health, Inc. (Nasdaq: GH), a leading precision oncology company, today reported financial results for the quarter ended March 31, 2024.
First Quarter 2024 Financial Highlights
•Revenue of $168.5 million for the first quarter of 2024, an increase of 31% over the first quarter of 2023
•Reported 46,900 tests to clinical customers and 8,450 tests to biopharmaceutical customers in the first quarter of 2024, representing increases of 20% and 37%, respectively, over the first quarter of 2023
•Reduced free cash flow to $(37.2) million in the first quarter of 2024, compared to $(82.0) million in the prior year
•Raised 2024 annual guidance for revenue to a new range of $675 to $685 million, representing growth of 20% to 21%
•Improved annual free cash flow guidance to $(275) to $(285) million, a reduction of $60 to $70 million compared to 2023
Recent Operating Highlights
•Validated the strength and quality of ECLIPSE clinical data with the study publication in The New England Journal of Medicine
•Launched new service at The Royal Marsden to test advanced NSCLC patients in England through an expanded NHS study
•Presented new data demonstrating the value of epigenomic analysis and methylation sequencing using the Smart Liquid Biopsy platform at the 2024 AACR Annual Meeting
•Surpassed 500 peer-reviewed publications highlighting Guardant Health technology in scientific literature
“We started the year off very strongly with first quarter revenue growing 31%, driven by both solid volume growth and significant improvements to Guardant360 reimbursement,” said Helmy Eltoukhy, co-founder and co-CEO. “In addition to strong topline performance, this was the first quarter of generating positive cash flow in our Therapy Selection business. We also recently surpassed a significant milestone with over 500 peer-reviewed publications highlighting our technology in scientific literature, demonstrating the impact our innovative suite of products have on both patients and the scientific community.”
“The publication of ECLIPSE data in The New England Journal of Medicine, one of the world’s leading medical journals, underscores the quality of our clinical data,” said AmirAli Talasaz, co-founder and co-CEO. “Our team has worked incredibly hard and is now well-prepared for the upcoming FDA Advisory Committee review on May 23. We are eagerly anticipating the launch of Shield IVD shortly after the expected FDA approval in 2024 and are confident this test is well positioned for rapid adoption.”
First Quarter 2024 Financial Results
Revenue was $168.5 million for the first quarter of 2024, a 31% increase from $128.7 million for the corresponding prior year period. Precision oncology revenue grew 38%, to $156.2 million for the first quarter of 2024, from $113.4 million for the corresponding prior year period, driven by an increase in clinical and biopharma testing volume, which grew 20% and 37%, respectively, over the prior year period. The increase in precision oncology revenue was also attributable to an increase in reimbursement for our tests, due to an increase in the Medicare reimbursement rate for our Guardant360 LDT test to $5,000, effective January 1, 2024, and an increase in reimbursement received from commercial payers. Development services and other revenue was $12.3 million for the first quarter of 2024, compared to $15.3 million for the corresponding prior year period.
Gross profit, or total revenue less cost of precision oncology testing and cost of development services and other, was $103.2 million for the first quarter of 2024, an increase of $27.6 million from $75.6 million for the corresponding prior year period. Gross margin, or gross profit divided by total revenue, was 61%, as compared to 59% for the corresponding prior year period. Precision oncology gross margin was 62% in the first quarter of 2024, as compared to 60% in the prior year period. Development services and other gross margin was 51% in the first quarter of 2024, as compared to 48% in the prior year period.
Non-GAAP gross profit was $105.3 million for the first quarter of 2024, an increase of $27.6 million, from $77.7 million for the corresponding prior year period. Non-GAAP gross margin was 63% for the first quarter of 2024, as compared to 60% for the corresponding prior year period.
Non-GAAP gross profit excluding screening was $108.0 million for the first quarter of 2024, an increase of $26.9 million, from $81.1 million for the corresponding prior year period. Non-GAAP gross margin excluding screening was 64% for the first quarter of 2024, as compared to 63% for the corresponding prior year period.

Operating expenses were $202.9 million for the first quarter of 2024, as compared to $209.7 million for the corresponding prior year period. Non-GAAP operating expenses were $176.5 million for the first quarter of 2024, as compared to $188.3 million for the corresponding prior year period.
Net loss was $115.0 million for the first quarter of 2024, as compared to $133.5 million for the corresponding prior year period. Net loss per share was $0.94 for the first quarter of 2024, as compared to $1.30 for the corresponding prior year period. The year-over-year decrease in net loss is primarily due to a $34.4 million year over year improvement in loss from operations, and a $11.8 million increase in interest income, partially offset by a $33.9 million increase in unrealized losses recorded for our investment in Lunit, Inc.
Non-GAAP net loss was $56.4 million for the first quarter of 2024, as compared to $108.5 million for the corresponding prior year period. Non-GAAP net loss per share was $0.46 for the first quarter of 2024, as compared to $1.06 for the corresponding prior year period.
Adjusted EBITDA loss was $61.1 million for the first quarter of 2024, as compared to a $101.0 million loss for the corresponding prior year period.
Free cash flow for the first quarter of 2024 was $(37.2) million, as compared to $(82.0) million for the corresponding prior year period. Cash, cash equivalents, and restricted cash were $1.1 billion as of March 31, 2024.
2024 Guidance
Guardant Health now expects full year 2024 revenue excluding screening to be in the range of $675 to $685 million, representing growth of 20% to 21% compared to full year 2023 This compares to the prior range of $655 to $670 million, representing growth of 16% to 19%. Guardant Health now expects full year 2024 non-GAAP gross margin excluding screening to be in the range of 61% to 63%, compared to the prior range of 60% to 62%. Guardant Health now expects total non-GAAP operating expenses to be in the range of $720 to $730 million, representing a flat to 1% decrease compared to 2023, an improvement compared to the prior range of $740 to $750 million. Guardant Health now expects free cash flow to be in the range of $(275) to $(285) million in 2024, an improvement compared to the prior range of $(320) to $(330) million.
Webcast Information
Guardant Health will host a conference call to discuss the first quarter 2024 financial results after market close on Thursday, May 9, 2024 at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at http://investors.guardanthealth.com. The webcast will be archived and available for replay for at least 90 days after the event.
Non-GAAP Measures
Guardant Health has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP cost of precision oncology testing, non-GAAP cost of development services and other, non-GAAP cost of screening, non-GAAP gross profit, non-GAAP gross profit excluding cost of screening, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, basic and diluted, adjusted EBITDA, and free cash flow.
We define our non-GAAP measures as the applicable GAAP measure adjusted for the impacts of stock-based compensation and related employer payroll tax payments, contingent consideration, amortization of intangible assets, fair value adjustments on marketable equity securities, impairment of non-marketable equity securities and other related assets, and other non-recurring items.
Adjusted EBITDA is defined as net loss adjusted for interest income; interest expense; other income (expense), net; provision for income taxes; depreciation and amortization expense; stock-based compensation expense and related employer payroll tax payments; contingent consideration; and other non-recurring items. Free cash flow is defined as net cash used in operating activities in the period less purchase of property and equipment in the period.
We believe that the exclusion of certain income and expenses in calculating these non-GAAP financial measures can provide a useful measure for investors when comparing our period-to-period core operating results, and when comparing those same results to that published by our peers. We exclude certain items because we believe that these income and expenses do not reflect expected future operating performance. Additionally, certain items are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. We use these non-GAAP financial measures to evaluate ongoing operations, for internal planning and forecasting purposes, and to manage our business.

These non-GAAP financial measures are not intended to be considered in isolation from, as substitute for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not present the full measure of our recorded costs against its revenue. In addition, our definition of the non-GAAP financial measures may differ from non-GAAP measures used by other companies.
About Guardant Health
Guardant Health is a leading precision medicine company focused on guarding wellness and giving every person more time free from cancer. Founded in 2012, Guardant is transforming patient care by providing critical insights into what drives disease through its advanced blood and tissue tests, real-world data and AI analytics. Guardant tests help improve outcomes across all stages of care, including screening to find cancer early, monitoring for recurrence in early-stage cancer, and helping doctors select the best treatment for patients with advanced cancer. For more information, visit guardanthealth.com and follow the company on LinkedIn, X (Twitter) and Facebook.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements relating to Guardant Health’s future results, regulatory approval for products or regarding the potential benefits and advantages of Guardant Health’s platforms, assays and tests, which involve risks and uncertainties that could cause Guardant Health’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors. These and additional risks and uncertainties that could affect Guardant Health’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its Annual Report on Form 10-K for the year ended December 31, 2023, and any current and periodic reports filed with or furnished to the Securities and Exchange Commission thereafter. The forward-looking statements in this press release are based on information available to Guardant Health as of the date hereof, and Guardant Health disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Guardant Health’s views as of any date subsequent to the date of this press release.
Investor Contact:
investors@guardanthealth.com
Media Contact:
Melissa Marasco
press@guardanthealth.com
+1 650-647-3711

Guardant Health, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023

Revenue:
Precision oncology testing	$156,229	$113,393
Development services and other	12,262	15,321
Total revenue	168,491	128,714
Costs and operating expenses:
Cost of precision oncology testing	59,306	45,106
Cost of development services and other	5,990	7,967
Research and development expense	83,802	93,128
Sales and marketing expense	80,425	76,123
General and administrative expense	38,651	40,445
Total costs and operating expenses	268,174	262,769
Loss from operations	(99,683)	(134,055)
Interest income	14,868	3,060
Interest expense	(645)	(644)
Other income (expense), net	(29,120)	(1,654)
Loss before provision for income taxes	(114,580)	(133,293)
Provision for income taxes	405	240
Net loss	$(114,985)	$(133,533)
Net loss per share, basic and diluted	$(0.94)	$(1.30)
Weighted-average shares used in computing net loss per share, basic and diluted	121,712	102,663

 Guardant Health, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except share and per share data)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$1,129,257	$1,133,537
Short-term marketable debt securities	—	35,097
Accounts receivable, net	84,562	88,783
Inventory, net	62,991	61,948
Prepaid expenses and other current assets, net	31,736	27,741
Total current assets	1,308,546	1,347,106
Property and equipment, net	138,387	145,096
Right-of-use assets, net	151,881	157,616
Intangible assets, net	8,294	8,979
Goodwill	3,290	3,290
Other assets, net	94,200	124,334
Total Assets	$1,704,598	$1,786,421
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,603	$51,741
Accrued compensation	92,639	72,736
Accrued expenses	67,211	63,475
Deferred revenue	22,556	17,965
Total current liabilities	220,009	205,917
Convertible senior notes, net	1,140,611	1,139,966
Long-term operating lease liabilities	178,907	185,848
Other long-term liabilities	96,786	96,006
Total Liabilities	1,636,313	1,627,737
Stockholders’ equity:
Common stock, par value of $0.00001 per share; 350,000,000 shares authorized as of March 31, 2024 and December 31, 2023; 121,787,297 and 121,629,861 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	1	1
Additional paid-in capital	2,329,930	2,304,220
Accumulated other comprehensive loss	(4,799)	(3,675)
Accumulated deficit	(2,256,847)	(2,141,862)
Total Stockholders’ Equity	68,285	158,684
Total Liabilities and Stockholders’ Equity	$1,704,598	$1,786,421

Guardant Health, Inc.
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023

GAAP cost of precision oncology testing	$59,306	$45,106
Amortization of intangible assets	(149)	(148)
Stock-based compensation expense and related employer payroll tax payments	(1,278)	(1,218)
Non-GAAP cost of precision oncology testing	$57,879	$43,740

GAAP cost of development services and other	$5,990	$7,967
Amortization of intangible assets	(200)	(201)
Stock-based compensation expense and related employer payroll tax payments	(499)	(476)
Non-GAAP cost of development services and other	$5,291	$7,290

GAAP gross profit	$103,195	$75,641
Amortization of intangible assets	349	349
Stock-based compensation expense and related employer payroll tax payments	1,777	1,694
Non-GAAP gross profit	$105,321	$77,684

GAAP cost of screening	$3,329	$4,065
Amortization of intangible assets	(200)	(201)
Stock-based compensation expense and related employer payroll tax payments	(499)	(476)
Non-GAAP cost of screening	$2,630	$3,388
Non-GAAP gross profit excluding cost of screening	$107,951	$81,072

GAAP research and development expense	$83,802	$93,128
Stock-based compensation expense and related employer payroll tax payments	(10,064)	(8,748)
Contingent consideration	(375)	(570)
Non-GAAP research and development expense	$73,363	$83,810

GAAP sales and marketing expense	$80,425	$76,123
Stock-based compensation expense and related employer payroll tax payments	(7,329)	(7,543)
Non-GAAP sales and marketing expense	$73,096	$68,580

GAAP general and administrative expense	$38,651	$40,445
Amortization of intangible assets	(336)	(331)
Stock-based compensation expense and related employer payroll tax payments	(8,164)	(4,468)
Contingent consideration	(120)	300
Non-GAAP general and administrative expense	$30,031	$35,946

	Three Months Ended March 31,
	2024	2023

GAAP loss from operations	$(99,683)	$(134,055)
Amortization of intangible assets	685	680
Stock-based compensation expense and related employer payroll tax payments	27,334	22,453
Contingent consideration	495	270
Non-GAAP loss from operations	$(71,169)	$(110,652)

GAAP net loss	$(114,985)	$(133,533)
Amortization of intangible assets	685	680
Stock-based compensation expense and related employer payroll tax payments	27,334	22,453
Contingent consideration	495	270
Unrealized losses (gains) on marketable equity securities	30,054	(3,882)
Impairment of non-marketable equity securities and other related assets	—	5,485
Non-GAAP net loss	$(56,417)	$(108,527)

GAAP net loss per share, basic and diluted	$(0.94)	$(1.30)
Non-GAAP net loss per share, basic and diluted	$(0.46)	$(1.06)
Weighted-average shares used in computing GAAP and Non-GAAP net loss per share, basic and diluted	121,712	102,663

Reconciliation of GAAP Net Loss to Adjusted EBITDA
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2024	2023

GAAP net loss	$(114,985)	$(133,533)
Interest income	(14,868)	(3,060)
Interest expense	645	644
Other expense (income), net	29,120	1,654
Provision for income taxes	405	240
Depreciation and amortization	10,712	10,345
Stock-based compensation expense and related employer payroll tax payments	27,334	22,453
Contingent consideration	495	270
Adjusted EBITDA	$(61,142)	$(100,987)

Reconciliation of Free Cash Flow to Net Cash Used in Operating Activities
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2024	2023

Net cash used in operating activities	$(30,284)	$(74,441)
Purchase of property and equipment	(6,934)	(7,524)
Free cash flow	$(37,218)	$(81,965)